EXHIBIT 10.12

FIRST AMENDMENT TO SECURED PROMISSORY NOTE

This First Amendment to Secured Promissory Note (this “First Amendment”) is made effective as of December 1, 2024 (the “Effective Date”), by and between Angel Studios, Inc., a Delaware corporation (“Borrower”), a Delaware limited liability company, and ANGEL P&A LLC (“Noteholder”), a Delaware limited liability company, or its assigns.

WHEREAS, on February 21, 2024, the Borrower issued that certain Secured Promissory Note (the “Original Note”) in favor of Noteholder;

WHEREAS, Lender and Borrower have agreed to amend the Original Note as provided herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to those terms in the Original Note.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Noteholder agree as follows:

AMENDMENTS

1.	Section 2(a) of the Original Note is deleted in its entirety and replaced with the following:

“Coupons. Except as otherwise provided herein, each Borrowing shall bear a coupon at the rate of not less than ten percent (10%) and not in excess of fifteen percent (15%) subject to adjustments for prepayment contained in Section 3 (the “Coupon”), with such Coupon being due and payable on the Due Date.”

2.	Section 4.4 of the Original Note is deleted in its entirety and replaced with the following:

“Optional Prepayments. The principal balance of this Note and the Coupon or interest accrued thereon may be pre-paid without penalty or the consent of the Holder; provided, however, that if prior to the applicable Due Date a Borrowing is repaid on a date that is: (a) on or before eighty (80) days following date of such Borrowing, such Borrowing shall bear a Coupon of ten percent (10%); and (b) subsequent to eighty (80) days following the date of such Borrowing, such Borrowing shall bear a Coupon equal to ten percent

(10%) plus the product of (i) the actual number of days elapsed in excess of eighty (80) days and (ii) 0.1667%.

For example, if an Borrowing is repaid ninety-five (95) days following the date thereof, the applicable Coupon would equal twelve and one-half percent (12.5%).”

REPRESENTATIONS AND WARRANTIES

To induce Noteholder to enter into this First Amendment, Borrower represents and warrants, as of the Effective Date and after giving effect to this First Amendment, that:

1.	Essential Representations. This First Amendment has been duly authorized, executed, and delivered by the Borrower, and constitutes a legal, valid, and binding obligation of Borrower enforceable in accordance with its terms. The Original Note, as amended hereby, constitutes legal, valid, and binding obligations of Borrower enforceable in accordance with their terms. No consent or approval of any Person, other than those Persons signing this First Amendment, is necessary or required to effectuate this First Amendment.

2.	Bring-Down. The representations and warranties of Borrower set forth in the Original Note, as amended by this First Amendment, are true and correct in all material respects (other than any representation or warranty already qualified by materiality or material adverse effect, which shall be true and correct is all respects) on and as of the Effective Date, or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Effective Date.

3.	No Defaults. No default or Event of Default has occurred or is continuing under the Original Note.

INDEMNIFICATION

Without limiting, and in addition to, the rights of Noteholder to indemnification under the Original Note or applicable law, the Borrower shall indemnify and hold Noteholder and each other Noteholder Indemnified Party harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation, that Noteholder or any Noteholder Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants, or agreements made by the Borrower in this First Amendment (unless such action is based upon a breach of Noteholder’s representations, warranties, or covenants under this First Amendment or the Original Note, any violations by Noteholder or a Noteholder Indemnified Party of state or federal securities laws, or any conduct by Noteholder or a Noteholder Indemnified Party that constitutes fraud, gross negligence, or willful misconduct). The Borrower will not be liable to indemnify Noteholder or a Noteholder Indemnified Party under this First Amendment: (a) for any settlement effected without the Borrower’s prior written consent; or (b) to the extent that a loss, claim, damage, or liability is attributable to Noteholder’s breach of any of the representations, warranties, covenants or agreements made by Noteholder in the Original Note.

MISCELLANEOUS

1.	Counterparts. This First Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single document. This First Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this First Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this First Amendment.

2.	Amendments. This First Amendment may only be amended, terminated, or assigned by a written instrument signed by the Borrower and Noteholder.

3.	Effect. Except as expressly set forth herein, this First Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Noteholder or Borrower under the Original Note, and, except as expressly set forth herein, shall not alter, modify, amend, or in any way affect any of the other terms, conditions, obligations, covenants, or agreements contained in the Original Note, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification, or other change to or of, any of the terms, conditions, obligations, covenants, or agreements contained in the Original Note in similar or different circumstances. this First Amendment shall apply and be effective only with respect to the provisions amended herein. Upon the effectiveness of this First Amendment, each reference in any other related document to “this Note,” “the Note”, “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Original Note as amended hereby.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have executed this this First Amendment as of the Effective Date.

ANGEL P&A LLC

By: /s/ Patrick Reilly

Name: Patrick Reilly

Its: CFO

ANGEL STUDIOS INC.

By: /s/ Patrick Reilly

Name: Patrick Reilly

Its: CFO